                                                                      EXHIBIT n.

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated July 23, 2003, relating to the statement of net assets of the Nicholas-Applegate Convertible & Income Fund II as of July 16, 2003. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
July 23, 2003